                                                                Exhibit 10.5


        AMENDMENT NO. 6, DATED AS OF JANUARY 10, 2001, TO DISTRIBUTION
             AGREEMENT DATED AS OF SEPTEMBER 15, 1993 BETWEEN HOST MARRIOTT CORPORATION AND MARRIOTT INTERNATIONAL, INC.


          Host Marriott Corporation, a Maryland corporation and the successor by merger to Host Marriott Corporation, a Delaware corporation f/k/a Marriott Corporation, ("Host Marriott"), and Marriott International, Inc. ("MII") desire to adopt this Amendment No. 6 to the Distribution Agreement between Host Marriott and MII dated as of September 15, 1993 (the "Original Agreement," and, as amended hereby and by that certain Amendment No. 1 to the Original Agreement dated as of December 29, 1995, that certain Amendment No. 2 to the Original Agreement dated as of June 21, 1997, that certain Amendment No. 3 to the Original Agreement dated as of March 3, 1998, that certain Amendment No. 4 to the Original Agreement dated as of December 28, 1998, and that certain Amendment No. 5 to the Original Agreement dated as of December 18, 1998 (the "Distribution Agreement")).

          WHEREAS, on or about December 29, 1998, (i) Host Marriott Corporation, a Delaware corporation ("Old Host") distributed approximately 93.6% of the outstanding common stock of Crestline Capital Corporation, a Maryland corporation ("CCC"), to the shareholders of Old Host and contributed the remaining 6.4% of such CCC common stock to Host Marriott, L.P. for delivery to Blackstone Real Estate Advisors L.P. and certain affiliated entities thereto (or for return to CCC if not delivered to Blackstone Real Estate Advisors L.P. and its affiliated entities) and (ii) thereafter Old Host merged (the "Merger") into Host Marriott, with Host Marriott electing to be treated as a "real estate investment trust" under the applicable provisions of the United States Internal Revenue Code effective as of January 1, 1999;

          WHEREAS, since the date of the Merger certain changes have occurred in the law affecting the requirements for qualification as a "real estate investment trust" under the United States Internal Revenue Code and the regulations and interpretations thereof; and

          WHEREAS, as a result of such changes and in accordance with the undertakings of the parties in Section 6.07(k) of the Distribution Agreement as currently in effect, the parties hereto now desire to amend the Distribution Agreement.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto hereby agree as follows:

          1. Subsection (j) of Section 6.07 of the Distribution Agreement shall be deleted in its entirety and replaced by the following:

          "(j) Notwithstanding anything to the contrary in this Agreement or otherwise (other than the provisions of subsection (n) of this Section 6.07), MII's Right will be limited to the purchase and subsequent ownership of only such number of shares, if any, as would not (i) cause MII, or any Person in which MII owns a direct or indirect interest, to own or be deemed (taking into account the attribution rules of Code Section 318(a), as modified by Code
Section 856(d)(5)) to own more than 9.9% (the "Disqualification Threshold") of Host Marriott if MII, or any such other Person in which MII owns a direct or indirect interest, also owns or would be deemed to own (taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5)), more than 9.9% of any tenant of real property leased by Host Marriott or any Subsidiary of Host Marriott (other than any such lease with MII or any of its Affiliates or Subsidiaries which was in effect at the time of the effectiveness of the Merger or any such lease with a direct or indirect Subsidiary of Host Marriott) (a "Disqualified Entity"), including CCC (or any subsidiary of CCC) if and for so long as it shall be a Disqualified Entity, (ii) cause any Person that owns (or is deemed to own (taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5))) a direct or indirect interest in MII to exceed the Disqualification Threshold with respect to Host Marriott if such Person owns or would be deemed to own (taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5)) more than 9.9% of a Disqualified Entity (including CCC (or any Subsidiary of CCC) if and for so long as it shall be a Disqualified Entity), or (iii) in the event that Host Marriott L.P. is or could be considered a "publicly traded partnership" within the meaning of Code Section 7704, cause Host Marriott, L.P. to own more than 9.9% of CCC, if and for so long as it shall be a Disqualified Entity (determined by taking into account (A) the attribution rules of Code Section 318(a), as modified by Code Sections 856(d)(5) and 7704(d)(3)(B), and (B) any stock of CCC, if and for so long as it shall be a Disqualified Entity, that Host Marriott, L.P. is deemed to own under these rules by reason of the ownership of an interest in Host Marriott, L.P. by Blackstone Real Estate Advisors L.P. or any of its affiliated entities or any other Person or such other Person's affiliated entities)."

          2.  Section 6.07 is amended by adding the following subsections (k),
(l), (m) and (n) and by relettering the existing subsections (k) and (l) as (o) and (p), respectively:

          "(k) Notwithstanding anything to the contrary in this Agreement or otherwise (other than the provisions of subsection (n) of this Section 6.07), effective as of the date hereof, MII's Right will be limited to the purchase and subsequent ownership of only such number of shares, if any, as would not (i) cause MII, or any Person in which MII owns a direct or indirect interest, to own or be deemed (taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5) and the flush language of Code Section 856(d)(3)(B)) to own more than thirty five percent (35%) of the shares of Host Marriott (as determined for purposes of Code Section 856(d)(3)(A)), or (ii) cause any one or more Persons that own (or are deemed to own (taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5) and the flush language of Code Section 856(d)(3))) more than thirty five percent (35%) of either the total combined voting power of MII or the total shares of all classes of stock of MII to own (or to be deemed to own (taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5) and the flush language of Code Section 856(d)(3))) thirty five percent (35%) or more of the shares of Host Marriott (as determined for purposes of Code Section 856(d)(3)(B) and determined taking into account all other shares of Host Marriott that such Persons own or are deemed to own without regard to MII's Right).

          (l) (i) Notwithstanding anything to the contrary in this Agreement or otherwise (other than the provisions of subsection (n) of this Section 6.07), effective as of the date hereof, if at any time MII has exercised any portion of MII's Right and MII thereafter owns any shares of Host Marriott and if any of the "Disqualification Events" defined in Section 6.07(l)(ii) below occurs, MII shall be considered to have automatically and irrevocably transferred to the Charitable Trust (as defined in the Articles of Amendment and Restatement of Article of Incorporation of Host Marriott (the "Host Marriott Charter")), for the benefit of the Charitable Beneficiary (as defined in the Host Marriott Charter), on the date immediately prior to the occurrence of the event, fact or circumstance that first resulted in the Disqualification Event (the "Deemed Transfer Date"), the lesser of the total number of shares of Host Marriott owned by MII or such number of shares of Host Marriott that, if owned by the Charitable Trust (as defined in the Host Marriott Charter) on the Deemed Transfer Date, would have prevented the occurrence of the Disqualification Event (the "Transferred Shares"). All of the provisions of Section 8.3 of the Host Marriott Charter relating to the Charitable Trust, the Charitable Trustee, the Charitable Beneficiary and the ownership and disposition of shares of stock deemed transferred to the Charitable Trustee pursuant thereto (including, without limitation, Section 8.3.6 thereof) shall apply with respect to the Transferred Shares as if this subsection (l) were part of Article VIII of the Host Marriott Charter. Without limiting the foregoing, within 20 days of receiving notice from Host Marriott or MII that a Deemed Transfer Date has occurred and Transferred Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the Transferred Shares to one or more persons designated by it whose ownership of the Transferred Shares would not result in a Disqualification Event or otherwise violate Article VIII of the Host Marriott Charter. Upon such sale, the interest of the Charitable Beneficiary in the Transferred Shares shall terminate, and the Charitable Trustee shall distribute the net proceeds of such sale as follows: (i) to MII, the lesser of the net proceeds of the sale of the Transferred Shares or an amount equal to the Closing Price (as defined in the Host Marriott Charter) of the Transferred Shares on the Deemed Transfer Date, and (ii) to the Charitable Beneficiary, the balance, if any, of the net proceeds of such sale. Any dividends and other distributions paid by Host Marriott with respect to the Transferred Shares that have a record date after the Deemed Transfer Date and prior to the date of the sale of such shares by the Charitable Trustee shall be for the exclusive benefit of the Charitable Beneficiary (and in the event that MII shall have received any such dividend or other distributions prior to the discovery of the occurrence of a Deemed Transfer Date, it shall pay the full amount thereof over to the Charitable Trustee for the benefit of the Charitable Beneficiary upon demand). Host Marriott and MII intend that the Charitable Trust shall be considered the legal and beneficial owner of any Transferred Shares for the exclusive benefit of the Charitable Beneficiary at all times from and after the Deemed Transfer Date and that MII shall not have any legal or equitable interest therein at any time thereafter (other than the right to be paid the purchase price for such shares as set forth above).

          (ii) For purposes of this Distribution Agreement, a "Disqualification Event" shall mean any one of the following:

                    (A) MII, or any Person in which MII owns a direct or indirect interest, would be considered to own or be deemed (taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5) and the flush language of Code Section 856(d)(3)(B)) to own more than thirty five percent (35%) of the shares of Host Marriott (as determined for purposes of Code Section 856(d)(3)(A));

                    (B) Any one or more Persons that own (or are deemed to own (taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5) and the flush language of Code
          Section 856(d)(3))) more than thirty five percent (35%) of either the total combined voting power of MII or the total shares of all classes of stock of MII would be considered to own (or be deemed to own (taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5) and the flush language of Code
          Section 856(d)(3))) thirty five percent (35%) or more of the shares of Host Marriott (as determined for purposes of Code Section 856(d)(3)(B) and determined taking into account all other shares of Host Marriott that such Persons own or are deemed to own without regard to MII's Right);

                    (C) MII, or any Person in which MII owns a direct or indirect interest, would be considered to own or be deemed (taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5)) to own more than the Disqualification Threshold of Host Marriott at such time that MII, or any such other

          Person in which MII owns a direct or indirect interest, also owns or would be deemed to own (taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5)), more than 9.9% of any Disqualified Entity (including CCC or any subsidiary of CCC if and for so long as it shall be a Disqualified Entity);

                    (D) If any Person that owns (or is deemed to own (taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5))) a direct or indirect interest in MII would, by reason of MII's ownership of shares of Host Marriott (determined taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5)), exceed the Disqualification Threshold with respect to Host Marriott at such time that such Person owns or would be deemed to own (taking into account the attribution rules of Code Section 318(a), as modified by Code
          Section 856(d)(5)) more than 9.9% of a Disqualified Entity (including CCC (or any Subsidiary of CCC) if and for so long as it shall be a Disqualified Entity);

                    (E) If at any time that Host Marriott L.P. is or could be considered a "publicly traded partnership" within the meaning of Code
          Section 7704, MII's ownership of shares of Host Marriott (determined taking into account the attribution rules of Code Section 318(a), as modified by Code Section 856(d)(5)) would cause Host Marriott, L.P. to be considered to own more than 9.9% of CCC, if and for so long as it shall be a Disqualified Entity (determined by taking into account (A) the attribution rules of Code Section 318(a), as modified by Code Sections 856(d)(5) and 7704(d)(3)(B), and (B) any stock of CCC, if and for so long as it shall be a Disqualified Entity, that Host Marriott, L.P. would be deemed to own under these rules by reason of the ownership of an interest in Host Marriott, L.P. by Blackstone Real Estate Advisors L.P. or any of its affiliated entities or any other Person or such other Person's affiliated entities);

                    (F) Any event (other than an event described in Sections 6.07(l)(ii)(A) through (E) above) involving the ownership or deemed ownership of Host Marriott shares of common stock (taking into account the attribution rules of Code Section 318(A), as modified by Code
          Section 856(d)(5)), which event is attributable to the exercise, in whole or in part, of MII's Right (or, if relevant, the Blocked Portion of the Right after assignment thereof), if the consequence of such event would be Host Marriott's failure to continue to qualify to be taxed as a "real estate investment trust" ("REIT") under the applicable Code provisions or Host Marriott, L.P. being considered taxable as a corporation pursuant to Code Section 7704; or

                    (G) If at any time MII has assigned all or part of the Blocked Portion of the Right, after any representation made by MII for the purpose of obtaining the ruling described in Section 6.07(m)(i)(A) below becomes inaccurate or incomplete and in the reasonable opinion of Host Marriott there is a realistic and meaningful possibility that, as a result of such inaccuracy or incompleteness, the ruling issued by the Internal Revenue Service could no longer be relied upon by Host Marriott (unless MII obtains a written opinion of outside counsel reasonably acceptable to Host Marriott, in form and substance reasonably satisfactory to Host Marriott, that Host Marriott should be able to continue to rely on the ruling issued by the Internal Revenue Service that is described in Section 6.07(m)(i)(A) below).

          (iii) If at any time MII has exercised any portion of MII's Right and MII thereafter owns any shares of Host Marriott, Host Marriott hereby undertakes to provide to MII reasonable notice of the following events:

                    (A) Any changes in the ownership of shares of Host Marriott stock by a Person who owns, directly or indirectly, five percent (5%) or more of the outstanding shares of such stock as to which Host Marriott has Knowledge (as defined below) could reasonably be expected to (1) result in a Disqualification Event or (2) increase materially the risk of a Disqualification Event occurring; and

                    (B) The implementation of any Host Marriott stock repurchase program.

          For purposes of this Distribution Agreement, "Knowledge" shall mean actual knowledge of any of the officers of Host Marriott (other than a member of the Marriott family). Notwithstanding any of the foregoing, in no event would the delay or failure of Host Marriott to provide the notice described in this
Section 6.07(l)(iii) cause the provisions of this Agreement (including, without limitation, those set forth in Section 6.07(l)) not to apply.

          (m) (i) In the event that MII's Right would not be exercisable in full by reason of one or more of the prohibitions set forth in subsection (j) or subsection (k) of this Section 6.07, MII shall, subject to the conditions set forth below, have the right to assign that portion (but only such portion) of the Right that is not exercisable by reason of such prohibition (the "Blocked Portion of the Right"), subject to further reduction as set forth below, to one or more Persons whose exercise of the assigned Blocked Portion of the Right would not be precluded by either subsection (j) or subsection (k) (applied by replacing the term "MII" each place it appears in subsection (j) and subsection (k) with the following: "MII and/or any permitted assignees pursuant to subsection (m)(i) below"), subject to the following conditions:

                    (A) Host Marriott and MII shall have obtained from the Internal Revenue Service, for the mutual benefit of Host Marriott and MII, a private letter ruling (the user fees and legal fees related to which shall be shared equally by Host Marriott and MII, provided, however, that in no event shall Host Marriott be required to pay more than a total of $50,000 with respect to such fees) to the effect that neither the existence of such assignment right nor the exercise of such assignment right shall cause (A) MII (or any Person that is considered pursuant to Code Section 318(a) to own any stock of Host Marriott considered owned by MII, actually or constructively pursuant to Code Section 318(a)) to be considered for purposes of any of Code Sections 318(a), 856(d)(2), Section 856(d)(3)(A), Section 856(d)(3)(B), Section 856(d)(8)(B), Section 856(d)(9)(A), Section
          856(i) and Section 7704(d)(1)(C) to own all or any portion of the Host Marriott stock that is subject to the Blocked Portion of the Right or
          (B) Host Marriott otherwise to fail to continue to qualify to be taxed as a REIT under the applicable Code provisions or Host Marriott, L.P. to be taxed as a corporation pursuant to Code Section 7704;

                    (B) the proposed assignee shall not be a "Host Marriott Competitor" (as defined in subsection (m)(iv) below);

                    (C)  [Intentionally Omitted];

                    (D) the proposed assignee enters into a written agreement with Host Marriott, in such form as shall be satisfactory to Host Marriott in its reasonable discretion, pursuant to which the proposed assignee agrees to be bound by and subject to all of subparagraphs
          (j), (k), and (l) of this Section 6.07 (applied by replacing the term "MII" each place it appears in subsections (j), (k) and (l) with the identity of such proposed assignee), but without the rights of MII under this subsection (m)(i) or subsection (n) of this Section 6.07; and

                    (E) such proposed assignment shall comply in all respects with the factual and other representations made in connection with obtaining the ruling described in clause (A) above and there are not other facts or circumstances involved in or related to such proposed assignment that, in the reasonable opinion of Host Marriott, create a realistic and meaningful possibility that the ruling issued by the Internal Revenue Service could not be relied upon by Host Marriott in connection with such proposed assignment (unless MII obtains a written opinion of outside counsel reasonably acceptable to Host Marriott, in form and substance reasonably satisfactory to Host Marriott, that Host Marriott should be able to continue to rely on the ruling issued by the Internal Revenue Service in connection with the proposed assignment).

          Host Marriott agrees that, upon request of MII, it will assist MII in preparing the private letter ruling referred to in clause (A) of the preceding sentence and will join MII in such ruling request. Following any permitted assignment under this subsection (m)(i), the term "MII," as used in subsections
(j), (k) and (l) hereof, shall be construed to mean "MII and/or any permitted assignee pursuant to subsection (m)(i) and their permitted successors and assignees."

          (ii) Following any permitted assignment under subsection (m)(i) and with respect only to the portion of the Blocked Portion of the Right assigned pursuant to such subsection, the term "Exercise Period" defined in Section 6.07(a) hereof shall be defined to mean a period commencing on any Trigger Date (as defined in such Section 6.07(a)) and ending forty-five (45) days thereafter.

          (iii) A permitted assignee of the MII Right pursuant to this subsection (m) that exercises any portion by the MII Right and its Affiliates shall not be considered a Person for purposes of the definition of "Trigger Date" set forth in Section 6.07(a).

          (iv) (A) For purposes of this subsection (m), a "Host Marriott Competitor" shall mean any one of the following:

                    (1) an entity that either qualifies to be taxed as a REIT under the applicable Code provisions or is a lodging company if (a) the shares of such REIT or lodging company are traded on a United States securities exchange registered under the Exchange Act or a comparable foreign securities exchange (a "Publicly Traded Entity") and (b) such Publicly Traded Entity satisfies either the "Ownership Test" (defined below) or the "Operating Test" (defined below);

                    (2) any other entity that (a) has as its principal business the ownership or operation of full-service hotels (taking into account only its activities and the activities of its "Controlled Subsidiaries" (defined below)) but whose shares are not traded on a United States securities exchange registered under the Exchange Act or a comparable foreign securities exchange (a "Non-Publicly Traded Entity") and (b) meets either the Ownership Test or the Operating Test; or

                    (3) the Controlled Subsidiary of an entity described in clause (1) or (2) above.

              (B) For purposes of this subsection (m), the following terms shall have the meanings set forth below:

                    (1) "Control" shall mean the possession, direct or indirect,
                        ---------
     of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                    (2) "Controlled Subsidiary" shall mean a controlled or
                        ----------------------
     majority-owned subsidiary, including, without limitation, a corporation, partnership, limited liability company or other entity.

                     (3) "Ownership Test" shall mean the ownership, directly or
                         ----------------
     indirectly through one or more Controlled Subsidiaries, of (i) in the case of a Publicly Traded Entity, more than twenty five (25) full-service hotels, and (ii) in the case of a Non-Publicly Traded Entity, full-service hotels having a total of more than fifteen thousand (15,000) rooms.


                      (4) "Operating Test" shall mean the operation of a branded
                          ---------------
     hotel chain (whether or not such operator is also the owner of the brand) that includes (i) in the case of a Publicly Traded Entity, in the aggregate, more than twenty five (25) full-service hotels, and (ii) in the case of a Non-Publicly Traded Entity, more than fifteen (15) full-service hotels.

              (C) For purposes of this subsection (m), neither (1) the ownership of non-controlling interests in hotels or hotel operating companies, either directly or indirectly through subsidiaries, affiliates or partnerships, nor (2) the holding of a mortgage or mortgages secured by one or more hotels, shall be considered in the determination of the principal business of an entity.

          (n) Notwithstanding any of the foregoing, the prohibitions set forth in subsections (j) and (k) of this Section 6.07 shall not apply with respect to MII if all of the conditions set forth below are satisfied (and if all of the conditions set forth below are satisfied, the provisions of subparagraph (l) shall no longer apply with respect to MII):

                    (i) The Person described in the definition of "Trigger Date" set forth in subsection (a) of this Section 6.07 is (A) a Person who is, or is controlled by, Persons who have been convicted as felons in any state or federal court, or (B) a Person (or an "Affiliate" (as such term is defined in Section 1.10 of the Agreement) of a Person) that is engaged in the business of operating (as opposed to owning) a branded hotel chain having five thousand (5,000) or more guest rooms in competition with MII and its successors (a "Competitor");

                    (ii) The Person described in the definition of "Trigger Date" set forth in subsection (a) of this Section 6.07 actually consummates either (A) an acquisition of such number of shares of Voting Stock such as would cause the condition in clause (i) of the definition of "Trigger Date" to be met, or (B) a tender offer or exchange offer, as described in clause (ii) of the definition of Trigger Date, that results in such Person being the Beneficial Owner of a number of shares of Voting Stock representing 30% or more of the total voting power of the then outstanding shares of Voting Stock (in either case, a "Voting Stock Acquisition"); and

                    (iii) Either (A) a consequence of the Voting Stock Acquisition is the failure of Host Marriott to continue to qualify to be taxed as a REIT under the applicable Code provisions, or (B) the Competitor publicly announces (which announcement shall include, without limitation, a report filed pursuant to the Exchange Act) that, following the Voting Stock Acquisition, either (1) Host Marriott will fail to qualify to be taxed as a REIT under the applicable Code provisions, or (2) the Competitor intends to cause Host Marriott to revoke its election, or otherwise cause Host Marriott to fail to qualify, to be taxed as a REIT and the Competitor owns a sufficient number of shares of Voting Stock to effectuate this intent.

          In the event that the Exercise Period for the exercise of the MII Right otherwise shall have expired prior to the satisfaction of all three of the above conditions, then, notwithstanding the foregoing, that portion of the MII Right that otherwise was not exercisable by reason of the prohibitions set forth in subsections (j) and (k) of this Section 6.07 (but only such portion thereof) shall be exercisable for a period of thirty (30) days from the date the last of such conditions was satisfied."

          3. New subsection (o) of Section 6.07 of the Distribution Agreement shall be amended by adding the following language after every appearance of the phrase "subsection (j)":

          "or subsection (k) or subsection (l) or subsection (m)"

          4. Except as specifically amended hereby, the Distribution Agreement continues in full force and effect without modification and is hereby ratified and confirmed in all respects.

          5. Host Marriott covenants that at the next meeting of its Board of Directors or, if sooner, immediately following any Trigger Date, the Board of Directors shall duly adopt a resolution in the form of Annex A hereto granting
                                                    ----------
any permitted assignee of MII pursuant to subsection (m) of Section 6.07 of the Distribution Agreement, as an irrevocable exemption under Section 8.2.7 of the Amended and Restated Articles of Incorporation of Host Marriott from the Ownership Limit (as defined in Section 8.1 of the Amended and Restated Articles of Incorporation of Host REIT) to permit such permitted assigned to exercise any portion of the MII Right that such permitted assignee otherwise would be permitted to exercise under Section 6.07 of the Distribution Agreement, as amended by this Amendment. Host Marriott covenants that, for as long as MII has the right to exercise the Right, Host Marriott will not revoke or amend such resolution without the prior written consent of MII. Host Marriott agrees that MII would suffer irreparable damage in the event any of the foregoing provisions of this Paragraph 5 were not to be performed in accordance with the terms hereof, and that, in such event, MII's remedy at law would be inadequate. Host Marriott agrees and consents that temporary and permanent injunctive relief may be granted in favor of MII in any proceeding which may be brought to enforce any provision of this Paragraph 5 without the necessity of proof of actual damage.

          6. This Amendment may be executed in any number of counterparts, which, when taken together, shall constitute a single binding instrument. The absence of Host Marriott Services Corporation as a party to this Amendment shall not cause this Amendment not to be a binding agreement as between Host Marriott and MII.



                   [signatures appear on the following page]

          IN WITNESS WHEREOF, the parties have caused this Amendment No. 6 to be duly executed and delivered and effective for all purposes as of January 1, 2001.


                           MARRIOTT INTERNATIONAL, INC.


                           By: /s/ KEVIN M. KIMBALL
                               --------------------
                           Name:  Kevin M. Kimball
                           Title: Vice President


                           HOST MARRIOTT CORPORATION


                           By: /s/ W. EDWARD WALTER
                               --------------------
                           Name:  W. Edward Walter
                           Title: Executive Vice President
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                                  ANNEX A TO
        AMENDMENT NO. 6, DATED AS OF JANUARY 10, 2001, TO DISTRIBUTION
             AGREEMENT DATED AS OF SEPTEMBER 15, 1993 BETWEEN HOST MARRIOTT CORPORATION AND MARRIOTT INTERNATIONAL, INC.


                                 RESOLUTION FOR
              THE BOARD OF DIRECTORS OF HOST MARRIOTT CORPORATION


Waiver of "Ownership Limit" for Assignee of Marriott International, Inc.'s Right
--------------------------------------------------------------------------------
to Purchase Voting Stock of Host Marriott Corporation
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          WHEREAS, pursuant to Section 6.07 of that certain Distribution
Agreement between the Corporation (f/k/a as "Marriott Corporation") and Marriott International, Inc., dated as of September 15, 1993, as amended (the "Distribution Agreement"), the Corporation previously has granted to Marriott International, Inc. ("MII") the right to acquire voting stock of the Corporation upon the occurrence of certain events (the "MII Right");

          WHEREAS, the Corporation's Articles of Amendment and Restatement of Articles of Incorporation (the "Articles") contain restrictions on ownership of the Corporation's Capital Stock (all capitalized terms not otherwise defined herein have the meaning set forth in the Articles) intended to facilitate the Corporation's qualification as a REIT for federal income tax purposes;

          WHEREAS, Section 8.2.7(a) of the Articles authorizes the Board of Directors to grant to any Person an exception to the Ownership Limit, subject to certain conditions set forth therein;

          WHEREAS, in accordance with the terms of Amendment No. 4, dated as of December 28, 1998, to the Distribution Agreement, the Board of Directors previously granted to MII an irrevocable exception to the Ownership Limit solely to permit MII to exercise the MII Right in accordance with, and subject to the terms and restrictions of, the Distribution Agreement, and the Bylaws of the Corporation were amended to reflect this exception;

          WHEREAS, pursuant to Section 6.07(m) of the Distribution Agreement, as set forth in Amendment No. 6, dated as of January 10, 2001, to the Distribution Agreement, in the event that the MII Right is not exercisable in full by reason of one or more of the prohibitions set forth in subsection (j) or subsection (k) of Section 6.07 of the Distribution Agreement (which prohibitions are intended to facilitate the Corporation's qualification as a REIT for federal income tax purposes), the Corporation has agreed to permit MII to assign the "blocked" portion of the MII Right to one or more assignees if, and only if, certain conditions set forth in such

Section 6.07(m) are satisfied and subject to the restrictions set forth in subsections (j), (k) and (l) of Section 6.07 (each such assignee, a "Permitted Assignee"); and

          WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to grant a waiver of the Ownership Limit to each Permitted Assignee and to set forth the conditions pursuant to which such waiver shall be continue to be effective.

          NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Section 8.2.7 of the Articles, the Board of Directors of the Corporation hereby grants to each Permitted Assignee of MII a waiver of the Ownership Limit solely for purposes of permitting the Permitted Assignee to acquire shares of stock of the Corporation pursuant to the exercise of the "blocked" portion of the MII Right assigned to the Permitted Assignee, conditioned upon the Permitted Assignee's continued compliance with the conditions set forth in Section 6.07(m), and subject to the restrictions set forth in subsections (j), (k) and (l) of Section 6.07, of the Distribution Agreement, and subject to the condition that no Person who would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own shares of Capital Stock in excess of the Ownership Limit by reason of the Permitted Assignee's ownership of shares of stock of the Corporation.

          RESOLVED FURTHER, that the appropriate officers of the Corporation, or any one or more of them, hereby are authorized and directed, in the name and on behalf of the Corporation, to do all things, to take all such actions and to execute, deliver and file all such other agreements, instruments, reports, documents and regulatory and other notices as may be determined by such officer(s) to be necessary or appropriate in effecting this waiver (such determination to be conclusively, but not exclusively, evidenced by the taking of such actions or the execution, delivery and filing of such agreements, instruments, reports, documents or regulatory or other notices by such officer(s)).